UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2012

VIPER POWERSPORTS INC.

(Exact name of Registrant as specified in its charter)

Nevada	000-51632	41-1200215
(State or other jurisdiction of incorporation or organization)	(Commission File No)	(IRS Employer Identification No.)

2458 West Tech Lane, Auburn, AL	36832
(Address of principal executive offices)	(Zip Code)

(334) 887-4445

(Registrant’s telephone number)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CER 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.l4a-12)
☐	Pre-commencement communications pursuant to Rule 1 4d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))
☐	Pre-commencement communications pursuant to Rule 1 3e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Concurrent Entry Into and Completion of Acquisition of Assets.

On April 24, 2012, Viper Motorcycle Company (“VMC”), a wholly owned subsidiary of registrant Viper Powersports Inc. (the “Company”), entered into and closed a significant acquisition of the assets of Precision Metal Fab Racing (“PMFR”). PMFR is an experienced and well regarded manufacturer and marketer of high performance racing and custom motorcycle components and accessories.

PMFR is based and manufactures its products in suburban Minneapolis, Minnesota, and markets its premium motorcycle products directly through its proprietary catalogs and internet website, as well as through certain experienced distributors. PMFR products include high quality chassis and suspension and other components and parts, many of which are CAD designed and CNC machined from high-grade billet aluminum stock. Catalog and online product offerings of PMFR include frameworks, front ends, brake systems, handlebars, triple trees, various chrome or polished wheels, mounts, swing arms, foot pegs, and even PMFR branded jackets and other apparel. For example, PMFR believes its custom front end assembly is the lightest and most aerodynamic front end on the market today. Many descriptive illustrations of PMFR premium products are shown on its website at www.pmfronline.com.

Assets acquired by VMC in this transaction include all ownership rights to PMFR products now offered or under development by PMFR, all equipment and tooling and vehicles used in PMFR’s business, all PMFR finished product and work-in-process and raw materials inventories, all written or oral contract rights relating to current PMFR business or future product development, all PMFR marketing and manufacturing and development intellectual property (IP) and brand rights and any other intangible assets or claims, all PMFR customer and engineering and other records and files; all PMFR revenues accruing after the acquisition closing date, as well as substantial business goodwill relating to the successful ongoing and growing business of PMFR. Excluded assets were cash and accounts receivable of PMFR as of the closing date, and certain personal tools and supplies and records of the former owner of PMFR.

VMC did not assume any debts, liabilities or obligations of PMFR except the terms of the current lease for the premises where the business of PMFR is now conducted.

Total consideration paid in full to PMFR for this acquisition was $670,000 consisting of $640,000 in cash and the balance paid through the issuance of 200,000 shares of restricted common stock of the Company valued at $30,000.

Concurrent with closing the PMFR acquisition, VMC entered into an employment agreement with John Trutnau, the former owner of PMFR, which provides for Mr.Trutnau to continue in charge of product marketing and production operations of PMFR, as General Manager of our PMFR business, until May 1, 2013. PMFR will continue to be based at its current facility in suburban Minneapolis.

Item 3.02 Unregistered Sale of Equity Securities

Effective April 24, 2012, Viper Powersports Inc. (the “Company”) issued 200,000 shares of registered common stock of the Company to the former owner of PMFR as partial consideration for the foregoing described acquisition of assets. No commissions were involved in this private transaction and these 200,000 shares were offered and sold in reliance upon the non-public offering exemption set forth in Section 4(2) of the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired. Required financial statements for this transaction will be filed by amendment no later than 71 days after the date of this report on Form 8-K.

(b) Pro Forma Financial Information. Required pro forma financial information for this transaction will be filed by amendment no later than 71 days after the date of this report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 24, 2012	Viper Powersports Inc.

	By:	/s/ Timothy Kling
Timothy Kling Chief Financial Officer